Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Amendment No. 1 to Current Report on Form 8-K (the “Current Report”), to which this unaudited pro forma condensed combined financial information is attached, or the initial Current Report on Form 8-K filed with the SEC on July 21, 2026.

The following unaudited pro forma condensed combined financial information is derived from the historical consolidated financial statements of Stark Novus Financial Inc. (“Stark” or the “Company”) and the historical combined financial statements of Affinity Advisory Network, LLC and AAN Wealth Advisors, LLC (“Affinity”), as of and for the six months ended June 30, 2026 and for the year ended December 31, 2025.

The following unaudited pro forma financial information gives effect to the acquisition of Affinity by Stark (the “Acquisition”), which closed on July 15, 2026 (the “Closing Date”), and includes the impacts of (a) the Acquisition, including the cash and stock purchase price of the Acquisition (the “Financing”).

The unaudited pro forma combined financial information related to the Acquisition has been prepared by Stark using the acquisition method of accounting in accordance with GAAP. Stark has been treated as the acquirer for accounting purposes, and thus accounts for the Acquisition as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The valuations of the assets acquired and liabilities assumed, and therefore the purchase price allocations, are preliminary and have not yet been finalized as of the date of this filing. As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial information and the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The unaudited pro forma combined balance sheet as of June 30, 2026, gives effect to the Acquisition as if it had occurred on June 30, 2026.

The unaudited pro forma combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025, give effect to the Acquisition as if it had occurred on January 1, 2025.

The unaudited pro forma combined balance sheet and the unaudited pro forma combined statements of operations have been derived from and should be read in conjunction with the following financial statements, which are included as an exhibit to this Current Report or are included in Stark’s Form 10-K for the fiscal year ended December 31, 2025 or Form 10-Q for the quarter ended June 30, 2026:

●	the historical unaudited condensed consolidated financial statements and the related notes of Stark as of and for the six months ended June 30, 2026, which are included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed with the SEC on August 14, 2026;

●	the historical audited consolidated financial statements and the related notes of Stark for the year ended December 31, 2025, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 26, 2026;

●	the historical unaudited condensed combined financial statements and the related notes of Affinity as of and for the six months ended June 30, 2026, which are included as Exhibit 99.2 to this Current Report; and

●	the historical audited combined financial statements and the related notes of Affinity for the year ended December 31, 2025, which are included as Exhibit 99.1 to this Current Report.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The pro forma adjustments are based on available information and upon assumptions that Stark management believes are reasonable under the circumstances to reflect, on a pro forma basis, the effect of the Acquisition and the other transactions noted above. The adjustments are described in the notes to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information is included for informational purposes only. The unaudited pro forma combined financial information should not be relied upon as being indicative of Stark’s results of operations or financial condition had the Acquisition and the other transactions contemplated by the Purchase Agreement occurred on the dates assumed. The unaudited pro forma condensed combined financial information also does not project Stark’s results of operations or financial position for any future period or date, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that the combined company may achieve with respect to the combined operations. A number of factors may affect the results. Specifically, the unaudited pro forma combined statements of operations do not include projected synergies expected to be achieved as a result of the Acquisition and any associated costs that may be required to be incurred to achieve the identified synergies. The unaudited pro forma combined statements of operations also exclude the effects of costs of integration activities and asset dispositions that may result from the Acquisition. The unaudited pro forma combined statements of operations and balance sheet should be read in conjunction with the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Stark’s consolidated financial statements and related notes and other sections of Stark’s Annual Report on Form 10-K for the year ended December 31, 2025, Stark’s Current Report on Form 10-Q for the quarter ended June 30, 2026, and Affinity’s financial statements and related notes included as exhibits to this Current Report.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2026

(in thousands)	Stark Novus Financial Inc.	Affinity Advisory Network, LLC and AAN Wealth Advisors, LLC	Pro Forma Transaction Adjustments		Stark Novus Financial Inc. Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$21,525	$133	$(7,259)	(A)(B)	$14,399
Short-term investments	7,373	-	-		7,373
Short-term investments, restricted	2,619	-	-		2,619
Prepaid insurance	252	-	-		252
Other current assets	390	260	(425)	(D)	225
Total current assets	$32,159	$393	$(7,684)		$24,868
Loans receivable	11,595	—	—		11,595
Right-of-use assets	—	168	—		168
Goodwill	—	—	6,036	(A)	6,036
Identifiable intangible assets	—	—	3,450	(A)	3,450
Total assets	$43,754	$561	$1,820		$46,117

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$47	$1	$—		$48
Accrued legal and professional fees	697	—	—		697
Accrued expenses and other current liabilities	55	340	204	(A)(D)	599
Line of credit	—	261	(261)	(D)	-
Lease liabilities, current	—	113	—		113
Total current liabilities	$799	$715	$(57)		$1,457
Liabilities subject to compromise	2,603	—	—		2,603
Lease liabilities, net of current portion	—	51	—		51
Non-current portion of contingent consideration	—	—	605	(A)	605
Total liabilities	$3,402	$766	$549		$4,716

Commitments and contingencies

Mezzanine equity
Series A Convertible Preferred stock	$39,928	$—	$—		$39,928
Non-controlling interest	-	-	1,490	(C)	1,490
Stockholders’ equity
Class A common stock,	$24	$—	$8	(A)	$32
Additional paid in capital	1,180,833	—	133	(A)	1,180,966
Accumulated other comprehensive loss	(231)	—	—		(231)
(Accumulated deficit) retained earnings	(1,180,202)	(205)	(377)	(A)(B)	(1,180,784)
Total stockholders’ equity (deficit) attributable to Stark Novus Financial Inc.	$424	$(205)	$(236)		$(17)
Total Stockholders’ Equity (Deficit)	$424	$(205)	$1,254		$1,473
Total liabilities, mezzanine equity and stockholders’ equity	$43,754	$561	$1,820		$46,117

Please refer to the notes to the unaudited pro-forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2026

(in thousands)	Stark Novus Financial Inc.	Affinity Advisory Network, LLC and AAN Wealth Advisors, LLC	Reclassification Adjustments		Pro Forma Transaction Adjustments		Stark Novus Financial Inc. Pro Forma

Revenue:
Advisory fees	$-	$1,209	$-		—		$1,209
Wealth management fees	-	505	-		—		505
Total revenue	$-	$1,714	$-		$-		$1,714

Cost of services:
Professional compensation	$-	$156	$-		—		$156
Subcontractor and contract labor costs	-	428	-		—		428
Amortization of intangible assets (NMO)	-	-	-		44	(BB)	44
Total cost of services	$-	$584	$-		$44		$628
Gross profit	$-	$1,130	$-		$(44)		$1,086

Operating expenses (income) :
Selling, general and administrative expenses	$3,051	$-	$534	(DD)	—		$3,585
Legal settlement and litigation benefit, net	(779)	-	-		—		(779)
General and administrative	-	479	(479)	(DD)	—		—
Occupancy and facilities	-	55	(55)	(DD)	—		—
Marketing and advertising	-	55	-		—		55
Total operating expense, net	$2,272	$589	$-		$-		$2,861

(Loss) income from operations	$(2,272)	$541	$—		$(44)		$(1,775)

Other (expense) income:
Other expense, net	(68)	(37)	—		—		(105)
Investment and interest income (expense)	1,172	(21)	—		21	(AA)	1,172
Amortization of intangible assets	—	—	—		(149)	(BB)	(149)
(Loss) income before income taxes	$(1,168)	$483	$—		$(172)		$(857)
Income tax expense (benefit)	-	-	-		-		—
Net (loss) income	(1,168)	483	—		(172)		(857)
Net loss attributable to non-controlling interest	-	-	—		(29)	(CC)	(29)
Net (loss) income attributable to Stark Novus Financial Inc.	$(1,168)	$483	$—		$(143)		$(828)
Less: accrued preferred stock dividend	1,550	-	-		-		1,550
Net (loss) income attributable to common shareholders	$(2,718)	$483	$-		$(143)		$(2,378)

Net loss per share attributable to common shareholders
Basic and diluted	$(0.17)	$-	$-		$—		$(0.15)
Weighted-average number of common shares outstanding
Basic and diluted	16,096	-	-		80		16,176

Please refer to the notes to the unaudited pro-forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025

(in thousands)	Stark Novus Financial Inc.	Affinity Advisory Network, LLC and AAN Wealth Advisors, LLC	Reclassification Adjustments		Pro Forma Transaction Adjustments		Stark Novus Financial Inc. Pro Forma

Revenue:
Advisory fees	$-	$3,115	$-		$-		$3,115
Wealth management fees	-	795	-		-		795
Total revenue	$-	$3,910	$-		$-		$3,910

Cost of services:
Professional compensation	$-	$234	$-		$-		$234
Subcontractor and contract labor costs	-	1,066	-		-		1,066
Amortization of intangible assets (NMO)	-	-	-		87	(BB)	87
Total cost of services	$-	$1,300	$-		$87		$1,387
Gross profit	$-	$2,610	$-		$(87)		$2,523

Operating expenses (income) :
Selling, general and administrative expenses	$6,768	$-	$1,282	(DD)	$-		$8,050
Legal settlement and litigation benefit, net	(3,008)	-	-		-		(3,008)
General and administrative	-	1,155	(1,155)	(DD)	-		—
Occupancy and facilities	-	127	(127)	(DD)	-		—
Marketing and advertising	-	276	-		-		276
Total operating expense, net	$3,760	$1,558	$-		$-		$5,318

(Loss) income from operations	$(3,760)	$1,052	$—		$(87)		$(2,795)

Other income (expense):
Other income (expense), net	16	(2)	—		—		14
Realized gain on debt securities available for sale	1,336	-	—		—		1,336
Investment and interest income (expense)	1,789	(44)	—		44	(AA)	1,789
Amortization of intangible assets	—	—	—		(298)	(BB)	(298)
(Loss) income before income taxes	$(619)	$1,006	$—		$(341)		$46
Income tax expense (benefit)	-	-	—		-		—
Net (loss) income	(619)	1,006	—		(341)		46
Net loss attributable to non-controlling interest	—	-	—		(58)	(CC)	(58)
Net (loss) income attributable to Stark Novus Financial Inc.	(619)	1,006	-		(283)		104
Less accrued preferred stock dividend	2,923	-	-		-		2,923
Net (loss) income attributable to common shareholders	$(3,542)	$1,006	$—		$(283)		$(2,819)

Net loss per share attributable to common shareholders
Basic and diluted	$(0.22)	$-	$-		$-		$(0.17)
Weighted-average number of common shares outstanding
Basic and diluted	16,096	-	-		80		16,176

Please refer to the notes to the unaudited pro-forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (dollars in thousands)

1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X to reflect the Acquisition. The unaudited pro forma condensed combined financial information presents the pro forma financial condition and results of operations of Stark based upon the historical financial information of Stark and Affinity after giving effect to the Acquisition and related adjustments set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not reflect any management adjustments for expected effects of the Acquisition and the other transactions contemplated by the Purchase Agreement, including any costs savings from potential operating efficiencies, or associated costs incurred to achieve such savings, and for synergies that are expected to result from the Acquisition; nor does it include any costs associated with integration activities resulting from the Acquisition to the extent they arise. However, such costs could affect Stark following the closing of the Acquisition in the period the costs are incurred.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026, gives effect to the Acquisition as if they had occurred on June 30, 2026.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025, gives effect to the Acquisition as if it had occurred on January 1, 2025.

The Acquisition

On July 15, 2026, Affinity Advisory Holdings Corp., a Delaware corporation (the “Buyer”) and a wholly-owned subsidiary of Stark completed the acquisition of Affinity. The Membership Interest Purchase Agreement (the “Purchase Agreement”) for the transaction was originally signed on June 2, 2026. As previously disclosed, the aggregate consideration payable under the Purchase Agreement consisted of (a) a cash payment at closing of $6,720, subject to customary adjustments for working capital, cash, indebtedness, and transaction expenses; (b) 80,000 shares of Class A common stock of Stark (the “Class A Common Stock”); and (c) shares of the Buyer’s common stock equal to 15% of the Buyer’s issued and outstanding shares immediately following the closing. The Sellers are also eligible to receive a contingent earnout payment of up to $1,312 (plus accrued interest), payable in up to three annual installments of approximately $437 each following the closing, subject to meeting certain insurance-writing thresholds.

2. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made related to the unaudited pro forma condensed combined balance sheet as of June 30, 2026. Actual results may differ materially from the assumptions and estimates contained herein.

The pro forma adjustments are based on currently available information and certain estimates and assumptions that the Company believes provide a reasonable basis for presenting the significant effects of the Acquisition. General descriptions of the pro forma adjustments are provided below:

(A) Reflects the purchase price allocation adjustments to record Affinity’s assets and liabilities at estimated fair value based on the consideration conveyed, as detailed below

The following table summarizes the components of the Acquisition’s total consideration that are reflected in the unaudited pro forma condensed combined financial statements:

Consideration		Valuation Methodology

Cash (1)	$6,936
80,000 shares of Stark Novus Financial Inc. Class A Common Stock issued at closing	141	Class A Common Stock - 80,000 shares x stock price at date of closing
Contingent consideration (2)	973	Montecarlo Method
Fair Value of total consideration transferred	$8,050

(1)	Total cash consideration of $6,936, including in respect of $338 of cash on the balance sheet of Affinity at closing, which was paid for dollar for dollar as part of the purchase price, less net working capital adjustments of $122.

(2)

The contingent consideration of $973 represents the value of the earnout payment as described in Note 1 – The Acquisition, which is accounted for as a current of $368 and a non-current liability of $605, marked to fair value each quarter with changes recorded through the statement of income.

The preliminary estimated purchase price is allocated as follows:

Net assets acquired:	Fair Value	Intangible Useful Life	Intangible Valuation Method

Net working capital including cash	$54

Trade names and trademarks	220	10	Relief from Royalty Method
National Marketing Organization Agreement (3)	870	10	With-and-Without Method
Noncompetition agreements	170	3	With-and-Without Method
Agent relationships	1,430	10	Multi-period Excess Earnings Method
Customer relationships	760	10	Multi-period Excess Earnings Method

Identifiable intangible assets	3,450

Goodwill	6,036

Total Fair Value	$9,540

Value Conveyed:
Purchase Consideration	$8,050
Non-controlling interest	1,490		Discounted cash flow method utilizing a weighted average cost of capital rate. Level 3 investment.
Total Purchase Consideration	$9,540

(3) The National Marketing Organization Agreement (“NMO”) is referring to the agreement the Company has with a single insurance company where it derives a significant portion of its revenue from insurance products written through. For the six months ended June 30, 2026, commissions on products written through that insurance company accounted for approximately 77% of total insurance advisory revenues.

The purchase price was allocated among the identified assets to be acquired. Goodwill was recognized as a result of the acquisition, which represents the excess fair value of consideration over the fair value of the underlying net assets, largely arising from the extensive industry expertise of Affinity. This was considered appropriate based on the determination that the Acquisition would be accounted for as a business combination under ASC 805. The estimates of, and assumptions related to, fair value of assets acquired and liabilities assumed as of the Closing Date are based upon preliminary valuation assumptions believed by management to be reasonable, but which are inherently uncertain and unpredictable. Such assumptions are based on currently available information and market data. Because the unaudited pro forma combined consolidated financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

(B) Reflects the payment of transaction costs of $377, including certain legal, accounting, due diligence, and other related costs, incurred after the financial statement periods presented.

(C) Reflects the non-controlling interest value in Affinity of $1,490 and classified as temporary equity.

(D) Reflects the repayment at closing of outstanding indebtedness of Affinity, consisting of the outstanding balance on the revolving line of credit of $261 and credit card obligations of $164 totaling a receivable of $425, funded from cash consideration paid at closing. This repayment is presented separately from the cash on Affinity’s balance sheet at closing of $338.

3. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made related to the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025:

(AA) Reflects the adjustment to eliminate the interest expense related to the line of credit and credit cards of $21 for the six months ended June 30, 2026 and $44 for the year ended December 31, 2025.

(BB) Reflects the adjustment to record the amortization expense of identifiable intangible assets, which are amortized on a straight-line basis over their useful lives, of $44 related to the NMO, $149 related to the other intangibles for the six months ended June 30, 2026 and $87 relate to the NMO and $298 related to other intangibles for the year ended December 31, 2025.

(CC) Reflects the adjustment to record $29 for the six months ended June 30, 2026 and $58 for the year ended December 31, 2025 related to the non-controlling interest’s 15% of Affinity’s income.

(DD) Reflects the reclassifications of $479 of general and administrative expenses and $55 of occupancy and facilities expenses for the six months ended June 30, 2026 to selling, general and administrative expenses and of $1,155 of general and administrative expenses and $127 of occupancy and facilities expenses for the year ended December 30, 2025 to selling, general and administrative expenses to conform the acquiree’s financial statements to Stark’s financial statements.

4. Unaudited Pro Forma Net (loss) Income Per Share

Unaudited basic pro forma net income per share is computed by dividing pro forma net income attributable to common shares by the pro forma weighted average number of common shares outstanding during the period. Unaudited diluted pro forma net income per share is computed by dividing pro forma net income attributable to common shares by the weighted average number of common shares outstanding during the period after adjusting for the impact of securities that would have a dilutive effect on net income per share. Because the Company is in a net loss position for both periods presented, any securities would have an anti-dilutive effect.

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